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                                                                    EXHIBIT 4(d)



                           _________________________

                              RIVIERA TOOL COMPANY

                                      AND

                                 JOHN T. MORAN



                               WARRANT AGREEMENT




                           DATED AS OF MARCH 4, 1997
                           _________________________


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     WARRANT AGREEMENT dated as of March 4, 1997, between RIVIERA TOOL COMPANY, a Michigan corporation (the "Company"), and JOHN T. MORAN of Delray Beach, Florida (hereinafter referred to as "Moran").

                             W I T N E S S E T H :
     WHEREAS, Moran has performed certain consulting services for the Company, in connection with the Company's public offering of 1,010,000 shares of common stock.

     WHEREAS, pursuant to a Consulting Agreement and Plan of Compensation, the Company is to issue warrants to Moran to purchase up to an aggregate of 30,000 shares of Common Stock (the "Warrants").

     NOW, THEREFORE, in consideration of the premises, the performance of the consulting services and the agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. Moran is hereby granted the right to purchase, at any time from March 4, 1997 until 5:30 p.m., Michigan time, on March 3, 2000, at which time the Warrants expire, up to an aggregate 30,000 shares of Common Stock (subject to adjustment as provided in Section 7 hereof), at an initial exercise price (subject to adjustment as provided in Section 9 hereof) of $10.50 (for 15,000 shares and $14.00 for 15,000 shares) (the "Exercise Price").

     2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3. Registration of Warrant. The Warrants shall be numbered and shall be registered on the books of the Company when issued.



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     4. Exercise of Warrant.  The Warrants initially are exercisable at the
Exercise Price (subject to adjustment as provided in Section 9 hereof) per Warrant set forth in Section 7 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal offices in Michigan (presently located at 5460 Executive Parkway S.E., Grand Rapids, Michigan 49512) Moran shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Warrants). In the case of the purchase of less than all of the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

     5. Issuance of Certificates. Upon the exercise of the Warrant, the issuance of certificates for shares of Common Stock, properties or rights underlying such Warrant shall be made forthwith (and in any event within five
(5) business days thereafter) without charge to Moran including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of Moran; provided that Moran shall be responsible for any tax based upon or measured by his income.

     The Warrant Certificates and the certificates representing the shares of Common Stock or other securities, property or rights issued upon exercise of the Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any

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Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     6. Restriction on Transfer of Warrants. The Warrants shall not be transferable and are personal to Moran but may be exercised in the event of his death by the duly appointed representative of his estate within ninety (90) days after the date of his death. Moran, by his acceptance hereof, covenants and agrees that the Warrant is being acquired as an investment and not with a view to the distribution thereof, and that the Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for the term of the Warrant.

     7. Exercise Price and Number of Securities. Except as otherwise provided in Section 9 hereof, each Warrant is exercisable to purchase one share of Common Stock at an initial exercise price equal to the Exercise Price. The Exercise Price and the number of shares of Common Stock for which the Warrants may be exercised shall be the price and the number of shares of Common Stock which shall result from time to time from any and all adjustments in accordance with the provisions of Section 9 hereof.

     8. Registration. Each Warrant Certificate shall bear the following legend:


            THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF


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            SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH
            OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL
            FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION
            UNDER SUCH ACT IS AVAILABLE.

            THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THE CERTIFICATE IS PROHIBITED.

     The Company shall use its best efforts to file a registration statement upon execution hereof covering the shares issuable upon exercise of the Warrants, and to have any registration statements declared effective at the earliest possible time, and shall furnish Moran such number of prospectuses as shall reasonably be requested.

     The Company shall pay all costs (excluding fees and expenses of Moran's counsel and any underwriting or selling commissions), fees and expenses in connection with such registration statement, including without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

    9. Adjustments to Exercise Price and Number of Securities. The Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

       9.1 Stock Dividend, Subdivision and Combination. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or

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reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

       9.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 9, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

       9.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

       9.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to Moran a supplemental warrant agreement providing that the Warrant then outstanding or to be outstanding

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shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 10. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

       9.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

           (a) Upon the issuance or sale of Common Stock (or any other security convertible, exercisable, or exchangeable into shares of Common Stock) or upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company or granted pursuant to any stock option plan of the Company, pursuant to the terms thereof; or

           (b) If the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Warrant.

       9.6 Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof at the principal executive office of the Company for a new Warrant Certificate of like tenor and date

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representing in the aggregate the right to purchase the same number of Warrant
Shares in such denominations as shall be designated by Moran thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the

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Warrants.  The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq SmallCap Market.

     12. Notices to Moran. Nothing contained in this Agreement shall be construed as conferring upon Moran the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable

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for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:
         (a) if to Moran at 62 S.E. 6th Avenue, Delray Beach, Florida 34383; or
         (b) if to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to Moran.

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     14. Supplements; Amendments; Entire Agreement.  This Agreement may not be
modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     15. Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, Moran and their respective successors and assigns hereunder.

     16. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

     17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

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     20. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Moran any legal or equitable right, remedy or claim under this Agreement.

     21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



ATTEST:                              RIVIERA TOOL COMPANY



By:__________________                By: ___________________
   Peter C. Canepa                       Kenneth K. Rieth
   Secretary                             Its President



                                     By: ___________________
                                         John T. Moran

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                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., MICHIGAN TIME, MARCH 3, 2000

                                  Warrant No. ____

                      _______________ Shares of Common Stock


                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that John T. Moran is the registered holder of Warrants to purchase initially, at any time from March 4, 1997 until 5:30 p.m., Michigan time on March 3, 2000 ("Expiration Date"), up to _________ shares of fully-paid and non-assessable common stock, no par value (the "Common Stock") of Riviera Tool Company, a Michigan corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events, of $_____ per share of Common Stock (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of March 4, 1997 between the Company and John T. Moran (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.
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     No Warrant may be exercised after 5:30 p.m., Michigan time, on the
Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and John T. Moran.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the
Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.
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     This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated as of March 4, 1997.





ATTEST:                            RIVIERA TOOL COMPANY



By: ___________________             By: __________________

    Peter C. Canepa                     Kenneth K. Rieth
    Secretary                           Its President




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     [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4]


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Riviera Tool Company (the "Company") in the amount of $_____, all in accordance with the terms of Section 4 of the Warrant Agreement dated as of March 4, 1997 among the Company and John T. Moran. The undersigned requests that a certificate for such securities be registered in the name of ________________________________ whose address is _____________________________
_____________________________ that such certificate be delivered to___________________________ whose address is ________________________________
_________________ and if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned warrant holder or his assignee as below indicated and delivered to the address stated below.


Dated: _______________


                                         Signature:____________________________
                                         (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of the Warrant
                                         Certificate.)

                                         Address:  ____________________________

                                         ______________________________________


                                         ______________________________________

                                         (Insert Social Security or Other
                                         Identifying Number of Holder)

Signature Guaranteed: ________________________________________________
(Signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)


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